UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INSPIREMD, INC.
(Exact name of registrant as specified in its charter)
Delaware	26-2123838
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
4 Menorat Hamaor St. Tel Aviv, Israel 972-3-691-7691	67448
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $0.0001 par value	NYSE MKT LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-184066
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.0001 per share, of InspireMD, Inc. (the “Company”) to be registered hereunder is set forth under the caption entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-184066), originally filed with the Securities and Exchange Commission on September 24, 2012, as amended, including any form of prospectus filed pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended, relating thereto, which description is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INSPIREMD, INC.

Date: March 12, 2013	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer